                                                           EXHIBIT 1.A.(5)(a)(1)

                              ML LIFE INSURANCE COMPANY OF NEW YORK
                              Home Office: 717 Fifth Avenue, 16th Floor, New York, New York 10022
                              Variable Life Insurance Service Center, P.O. Box 9025
                              Springfield, Massachusetts 01102-9025
                              -------------------------------------------------------------------------------------------------
                              INSURED               RICHARD ROE
                              INITIAL PREMIUM       $50,000.00             ISSUE AGE SEX              35 MALE
                              ISSUE DATE            Nov. 29, 1990          INITIAL FACE AMOUNT        $184,697
                              POLICY DATE           Nov. 28, 1990          UNDERWRITING               NON-SMOKER
                              POLICY NUMBER         SPECIMEN               CLASS

                              MODIFIED FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                              This policy is a legal contract between its owner and us.  Please read it carefully.  In this policy, the work you refers to the insured shown in Policy Schedule 1.  We refer to ML Life
                              Insurance Company of New York ("ML of New York")
-------------------------------------------------------------------------------------------------------------------------------
   DEATH BENEFIT              We will pay the death benefit proceeds to the beneficiary WHEN WE RECEIVE PROOF OF YOUR DEATH.
   PROVIDED BY THIS
   POLICY                     At issue, the death benefit equals this policy's initial face amount. Afterwards, the death benefit may increase or decrease on any day, depending on this policy's investment results but will never be less than this policy's face amount.  The duration for which the death benefit is in effect may vary with the investment results but will never be less than this policy's Guaranteed Period.  For details on death benefit proceeds and the Guarantee Period see Insurance Benefits.
-------------------------------------------------------------------------------------------------------------------------------
   CASH VALUE BENEFITS        During your lifetime while this policy is in effect, WE PROVIDE CASH VALUE BENEFITS AND other
   PROVIDED BY THIS           important rights as described in this policy.
   POLICY
                              The cash surrender value may increase or decrease on any day, depending on the investment results for this policy.  No minimum amount is guaranteed.  See Policy Benefits for The Owner for information on cash surrender values.
-------------------------------------------------------------------------------------------------------------------------------
   INVESTMENT RESULTS         The owner can allocate this policy's total investment base among investment divisions.  Each
   FOR THIS POLICY            division invests in a designated investment portfolio.  Cash surrender values and death benefits may increase or decrease depending on the investment experience of the divisions, the allocation of the policy's investment BASE among the divisions and the timing and amount of all premiums.  See
                              How Variable Life Insurance Works for details.
-------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
   RIGHT TO EXAMINE           This policy may be returned on or before the end of the free look period.  That period ends 10 days
   THIS POLICY                after the owner receives this policy.  Mail or deliver this policy to us or to the agent who sold
                              it.  The returned policy will be treated as if we never issued it. We'll promptly return any premium paid.
-------------------------------------------------------------------------------------------------------------------------------
   RIGHT TO EXAMINE           This policy may be returned on or before the end of the free look period.  That period ends 10 days
   THIS POLICY                after the owner receives this policy.  Mail or deliver this policy to us or to the agent who sold
                              it.  The returned policy will be treated as if we never issued it. We'll promptly return any premium paid.


                                       /s/ BARRY G. SKOLNICK             /s/ ALLEN JONES
                                       ----------------------------      ----------------------------
                                       BARRY G. SKOLNICK                 ALLEN JONES
                                       Secretary                         President
-------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

-------------------------------------------------------------------------------

                               POLICY SCHEDULE 1

INSURED            RICHARD ROE
INITIAL PREMIUM    $50,000.00        ISSUE AGE/SEX            35 MALE
ISSUE DATE         Nov. 29, 1990     INITIAL FACE AMOUNT      $184.697
POLICY DATE        Nov. 28, 1990     UNDERWRITING             Non-Smoker
POLICY NUMBER      SPECIMEN          CLASS

                   PREMIUMS

-------------------------------------------------------------------------------

Premium Payments   Initial premium paid with application $50,000.00
-------------------------------------------------------------------------------

Allocation         Allocation of total investment base on policy date:
Information

                                                     Total
                                                   Investment
                          Division                   Base
                          MONEY RESERVE            $50,000.00
                          Total                    $50,000.00





                                                               POLICY SCHEDULE 1



                                    SPECIMEN

-------------------------------------------------------------------------------

                               POLICY SCHEDULE 1

INSURED                  RICHARD ROE
INITIAL PREMIUM          $50,000.00            ISSUE AGE/SEX          35 MALE
ISSUE DATE               Nov. 29, 1990         INITIAL FACE AMOUNT    $184.697
POLICY DATE              Nov. 28, 1990         UNDERWRITING           Non-Smoker
POLICY NUMBER            SPECIMEN              CLASS

                         PREMIUMS

-------------------------------------------------------------------------------


Premium Payments         Initial premium paid with application $50,000.00

                         Planned periodic premiums of $50,000 have been elected. They may be paid starting May 28, 1992 and ANNUALLY thereafter through May 28, 1997.


Allocation               Allocation of total investment base on policy date:
Information

                                                              Total
                                                            Investment
                                  Division                    Base
                                  MONEY RESERVE            $50,000.00
                                  Total                    $50,000.00


                                                               POLICY SCHEDULE 1



                                    SPECIMEN

------------------------------------------------------------------------------
                               POLICY SCHEDULE 2

  INSURED                RICHARD ROE
  INITIAL PREMIUM        $50,000ISSUE      AGE/SEX                 35 MALE
  ISSUE DATE             Nov. 29, 1990     INITIAL FACE AMOUNT     $184.697
  POLICY DATE            Nov. 28, 1990     UNDERWRITING            Non-Smoker
  POLICY NUMBER          SPECIMEN              CLASS

                         POLICY FACTS

-------------------------------------------------------------------------------------------------------------------------------
  Owner                                Owner of this policy on the issue date is:
                                       RICHARD ROE
-------------------------------------------------------------------------------------------------------------------------------

  Policy Processing                    Policy processing dates are the policy date and the days when we deduct charges and are on
  Date                                 the same day of the month as the policy at the end of each successive 3 month period.

  Policy Processing                    A policy processing period is the period between successive policy processing dates.
  Period
-------------------------------------------------------------------------------------------------------------------------------

  Investment Base -                    Maximum number of divisions to be allocated at any one time is 5.
  Allocation Rules                     Number of allocation changes per year is unlimited.  We reserve the right to limit the number of changes, but in no event to less than 5 per year.
                                       No allocation changes are allowed during the free look period.
-------------------------------------------------------------------------------------------------------------------------------

  Maturity Date of                     On the maturity date of an investment division, amounts in that division will be allocated
  an Investment Division               to the Money Reserve division, unless otherwise specified by the owner.
-------------------------------------------------------------------------------------------------------------------------------

  Additional Premiums -                Maximum attained age of insured at time of payment is 80.
  Other than Planned Periodic          Minimum additional premium is $200.
  Premiums                             Number of additional premium payments permitted per year is 4.
-------------------------------------------------------------------------------------------------------------------------------

  Grace Period                         The Grace Amount is equal to the charges that were due on the policy processing date on which we determined that the cash surrender value was insufficient.
-------------------------------------------------------------------------------------------------------------------------------

  Reinstatement                        The reinstatement premium is the minimum premium for which we would then issue this policy based on your attained age and underwriting class as of the effective date of the reinstated policy.
-------------------------------------------------------------------------------------------------------------------------------

  Changing the                         Maximum attained age of insured at time of change is 80.
  Face Amount                          Minimum change in fact amount is $10,000.
                                       Number of changes permitted per year is 1.
-------------------------------------------------------------------------------------------------------------------------------

  Policy Loan.                         Loan value is 90% of the cash surrender value.
                                       Minimum loan amount is $200 (except when used to pay premiums on another ML of New York policy).
                                       Minimum repayment amount is $200.
                                       Loan interest rate is 6.00% per year.
-------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
  Initial Guarantee                    The initial Guarantee Period is for the life of the insured.
  Period
-------------------------------------------------------------------------------------------------------------------------------

  Maturity Date of                     The maturity date of this policy is the policy anniversary nearest the insured's 100th
  This Policy                          birthday.
-------------------------------------------------------------------------------------------------------------------------------

  Interest Rate                        1980 CSO Mortality Table (Male)
  and Mortality
  Table used                           Interest at 4.00% per year
  in Our Computations
-------------------------------------------------------------------------------------------------------------------------------

  Policy Riders,                       None
  if any
-------------------------------------------------------------------------------------------------------------------------------


                                                               POLICY SCHEDULE 2



                                    SPECIMEN

------------------------------------------------------------------------------
                               POLICY SCHEDULE 3

INSURED                   RICHARD ROE
INITIAL PREMIUM           $50,000ISSUE         AGE/SEX                35 MALE
ISSUE DATE                Nov. 29, 1990        INITIAL FACE AMOUNT    $184.697
POLICY DATE               Nov. 28, 1990        UNDERWRITING           Non-Smoker
POLICY NUMBER             SPECIMEN                 CLASS

                          CHARGES AND FEES FOR THIS POLICY

-------------------------------------------------------------------------------------------------------------------------------
  Premium Loading                      None
  Deducted Before
  Allocation
-------------------------------------------------------------------------------------------------------------------------------

  Basic Policy                         Mortality Cost:
  Charges and Fees                     -    Guaranteed maximum cost of insurance rates per $1,000 are show in Policy Schedule 5.
  Deducted from
  the Investment                       Administrative Fees:
  Base                                 -    None

                                       Annual Recover of Deferred Policy Loading
                                       -    Initial Premium: .90% of initial premium deducted annually on the first through tenth policy anniversaries.
                                       -    Additional Premiums: .90% of each additional premium deducted annually on the first through tenth policy anniversaries following receipt and acceptance of the additional premium.

                                       Loan Charge
                                       -    This is the difference between the loan interest rate and the rate we credit to borrowed funds and will be a maximum of 2.00% of the policy debt deducted annually.
-------------------------------------------------------------------------------------------------------------------------------

  Charges Deduced                      Asset Charge:
  from Divisions in                    -    daily charge of .002477% (equivalent to .90% annually in advance).
  the Separate Account
                                       Trust Charge:
                                       -    Daily charge of .00933% (equivalent to .34% annually in advance).
                                            We reserve the right to increase the Trust Charge but in no event above .001373%
                                            (equivalent to .50% annually in advance).
-------------------------------------------------------------------------------------------------------------------------------
  Rider Charges                        None
  Deducted from the
  Investment Base
-------------------------------------------------------------------------------------------------------------------------------

  Other Rider Charges                  None
-------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
  Deferred Policy                      The amount of Deferred Policy Loading applicable during a policy year is deducted from
  Loading                              this policy's investment base in calculating its cash surrender value.

                                       Initial Premium

                                       The maximum amount of the Deferred Policy Loading attributable to the initial premium is:

                                       During           As % of         During       As % of
                                       Policy           Initial         Policy       Initial
                                       Year             Premium         Year         Premium
                                       ----             -------         ----         -------

                                        1               9.00%             6            4.50%
                                        2               8.10              7            3.60
                                        3               7.20              8            2.70
                                        4               6.30              9            1.80
                                        5               5.40              10           0.90
                                                                          11+             0

                                        Policy year is measured from the policy date
-------------------------------------------------------------------------------------------------------------------------------

                               POLICY SCHEDULE 3
                                  (CONTINUED)



                              Additional Premiums

                              The maximum increase in the amount of the Deferred Policy Loading attributable to an additional premium:

                              Additional      As % Each     Additional       As % of
                              Premium       Additional      Premium         Initial
                              Year          Premium          Year          Premium
                              ----          -------          ----          -------
                              1           9.00%               6               4.50%
                              2           8.10                7               3.60
                              3           7.20                8               2.70
                              4           6.30                9               1.80
                              5           5.40               10               0.90
                                                             11+                 0

                              Policy year is measured from the policy date

                              *    Additional premium year 1 is the period
                                   from the date we receive and accept an
                                   additional premium to the next policy
                                   anniversary. Additional premium years 2 through 10 are the full policy years thereafter.

                                                               POLICY SCHEDULE 3





                                    SPECIMEN

------------------------------------------------------------------------------
                               POLICY SCHEDULE 4

------------------------------------------------------------------------------


                   TABLE OF NET SINGLE PREMIUM FACTORS (Male)
            (Attained Age Factors Per $1.00 of Cash Surrender Value)

          Attained                       Attained                      Attained                      Attained
             Age           Factor          Age           Factor          Age           Factor          Age           Factor
             35           3.97197           60          1.87342           85          1.18029
             36           3.84281           61          1.82635           86          1.16822
             37           3.71808           62          1.78124           87          1.15699
             38           3.59795           63          1.73815           88          1.14643
             39           3.48248           64          1.69704           89          1.13635
             40           3.37136           65          1.65780           90          1.12657
             41           3.26461           66          1.62056           91          1.11684
             42           3.16191           67          1.58501           92          1.10693
             43           3.06323           68          1.55105           93          1.09655
             44           2.96853           69          1.51855           94          1.08536

             45           2.87749           70          1.48745           95          1.07314
             46           2.79004           71          1.45776           96          1.05986
             47           2.70588           72          1.42950           97          1.04582
             48           2.62495           73          1.40274           98          1.03189
             49           2.54713           74          1.37755           99          1.02207

             50           2.47233           75          1.35394
             51           2.40027           76          1.33182
             52           2.33112           77          1.31108
             53           2.26483           78          1.29153
             54           1.20135           79          1.27297

             55           2.14058           80          1.25527
             56           2.08243           81          1.23842
             57           2.02686           82          1.22242
             58           1.97358           83          1.20736
             59           1.92247           84          1.19331


     Factors shown are based on the insured's attained age as of each policy anniversary.

     On policy processing dates not shown, we will determine the Net Single Premium Factor in a consistent manner with allowance for time elapsed.

     The Net Single Premium Factor on a date during a policy processing period is determined by interpolating between the factors for the policy processing date immediately preceding and immediately following that date.


                                                               POLICY SCHEDULE 4


                                    SPECIMEN

------------------------------------------------------------------------------
                               POLICY SCHEDULE 5

------------------------------------------------------------------------------



           TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (Male)

        (Attained Age Quarterly Rates per $1,000 of Net Amount at Risk)

    Attained                          Attained                         Attained                          Attained
       Age             Rate             Age              Rate             Age             Rate             Age             Rate
       35              0.53              60              4.06             85             42.37
       36              0.56              61              4.43             86             46.45
       37              0.60              62              4.86             87             50.72
       38              0.65              63              5.34             88             55.16
       39              0.70              64              5.87             89             59.79
       40              0.76              65              6.46             90             64.68
       41              0.82              66              7.09             91             69.95
       42              0.89              67              7.76             92             75.82
       43              0.97              68              8.47             93             82.63
       44              1.05              69              9.25             94             91.64

       45              1.14              70             10.13             95            105.27
       46              1.23              71             11.13             96            129.03
       47              1.33              72             12.28             97            177.60
       48              1.44              73             13.61             98            307.77
       49              1.56              74             15.10             99            333.33

       50              1.68              75             16.72
       51              1.83              76             18.46
       52              2.00              77             20.27
       53              2.19              78             22.15
       54              2.40              79             24.15

       55              2.63              80             26.36
       56              2.89              81             28.84
       57              3.15              82             31.67
       58              3.43              83             34.91
       59              3.73              84             38.50


     Rates shown are based on the insured's attained age as of each policy anniversary. They do not change during a policy year.



                                                               POLICY SCHEDULE 5


                                    SPECIMEN

------------------------------------------------------------------------------
                               POLICY SCHEDULE 6


                              THE SEPARATE ACCOUNT

-------------------------------------------------------------------------------------------------------------------------------
   The Separate Account         The Separate Account is ML of New York Variable Life Separate Account II which is organized in and governed by the laws of New York, our state of domicile.  The Separate Account is divided into investment divisions.
-------------------------------------------------------------------------------------------------------------------------------

   Investment Divisions         Each investment division listed below invests in shares of the mutual fund portfolio designated.
   Investing in Shares of a     Each portfolio is a part of the Merrill Lynch Series Fund., Inc., managed by Merrill Lynch Asset
   Mutual Fund                  Management, Inc., which is a subsidiary of Merrill Lynch & Co., Inc.

   MONEY RESERVE DIVISION       MONEY RESERVE PORTFOLIO
                                Objective      - Preservation of capital, liquidity and a high level of current income.
                                Investments    - Money market instruments including short term U.S. government securities, government agency securities, bank money instruments, prime commercial paper and high grade short term corporate obligations.
                                Term           - Substantially all issues maturing in less than 1 year.

   GOVERNMENT BOND DIVISION     INTERMEDIATE GOVERNMENT BOND PORTFOLIO
                                Objective      - Highest possible income while protecting capital.
                                Investments    - Debt securities of the U.S. government or its agencies.
                                Term           - Generally corporate bonds maturing in an average of 6 to 8 years.  Maximum maturity will not exceed 15 years.

   CORPORATE BOND DIVISION      LONG TERM CORPORATE BOND PORTFOLIO
                                Objective      - High current income.
                                Investments    - Primarily high quality fixed income corporate bonds.
                                Term           - Generally corporate bonds maturing in more than 15 years.

   HIGH YIELD                   HIGH YIELD PORTFOLIO
   DIVISION                     Objective      - Highest current income.
                                Investments    - Primarily fixed income securities rated in the lower categories of the established rating services.

   CAPITAL STOCK                CAPITAL STOCK PORTFOLIO
   DIVISION                     Objective      - Long term growth of capital and income, plus reasonable current income.
                                Investments    - Common stocks of good or improving quality thought to be undervalued.  Cash reserves including government and money market securities will be used as management considers appropriate.





                                    SPECIMEN

    GROWTH STOCK DIVISION       GROWTH STOCK PORTFOLIO
                                Objective      - Above average long term growth of capital. Current income not a major consideration.
                                Investments    - Primarily common stocks of aggressive growth companies considered to have special growth potential.

   GLOBAL STRATEGY              GLOBAL STRATEGY PORTFOLIO
   DIVISION                     Objective      - Highest total investment return consistent with prudent risk through fully managed investment policy.
                                Investments    - May, at any given time, be substantially invested in equity securities, bonds and notes or money market securities.

   NATURAL RESOURCES DIVISION   NATURAL RESOURCES PORTFOLIO
                                Objective      - Long term growth and protection of capital.
                                Investments    - Equity securities of domestic and foreign companies with substantial natural resource assets.

   BALANCED DIVISION            BALANCED PORTFOLIO
                                Objective      - Current income as well as capital appreciation.
                                Investments    - Balanced portfolio of fixed income and equity securities.

   Investment Divisions         Each investment division listed below invests in units of a unit investment trust.  Each trust is
   Investing in Units of a      a part of The Merrill Lynch Fund of Stripped ("Zero") U.S. Treasury Securities.  Series A through
   Unit Investment Trust        F and is sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is a subsidiary of Merrill Lynch & Co., Inc.

                                The objective and investments listed below apply to all trusts.  The maturity date is specified for each.

                                Objective      - To provide safety of capital and a high yield to maturity.
                                Investments    - Bearer debt obligations of the United States of America which have been stripped of their unmatured interest coupons, coupons stripped from debt obligations of the United States of America and receipts and certificates for such stripped debt obligations and stripped coupons.
                                Maturity       - Please refer to the prospectus for the fixed maturity
                                Date             dates.
-------------------------------------------------------------------------------------------------------------------------------


   NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE POLICY, THE MERRILL LYNCH SERIES FUND, INC., AND THE MERRILL LYNCH FUND OF STRIPPED ("ZERO") U.S. TREASURY SECURITIES, SERIES A THROUGH F FOR MORE DETAILS.


                                                        POLICY SCHEDULE 6  10/89



                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
                                   INTRODUCTION TO THIS POLICY

                                   This policy insures your life.  You are also the owner of this policy unless another owner has been named in the application. The owner is shown in Policy Schedule 2.  The owner has the rights and options described in this policy.
-------------------------------------------------------------------------------------------------------------------------------

   THIS POLICY IS A CONTRACT           This policy is a contract between its owner and us.  We provide insurance coverage and other benefits as stated in this policy. We do this in return for a completed application and payment of the initial premium.
                                       Whenever we use the work POLICY, we mean the entire contract. The entire contract consists of:
                                            -         the basic policy;
                                            -         the attached copy of the initial application;
                                            -         all subsequent applications to change the basic policy; and
                                            -         any riders or endorsements.
                                       RIDERS and ENDORSEMENTS add provisions or change the terms of the basic policy
-------------------------------------------------------------------------------------------------------------------------------

   DATES AND AGES REFERRED TO IN       The following dates and the issue age are shown in Policy 1.
   THIS POLICY                         DATE OF ISSUE
                                       This is the date this policy is issued at our Service Center. the contestable and suicide periods are measured from this date.
                                       POLICY DATE
                                       This date is used to determine policy processing dates, policy years and anniversaries.
                                       The policy date may or may not be the same as the date of issue.
                                       ISSUE AGE
                                       This is your age on your birthday nearest the policy date.
                                       ATTAINED AGE
                                       This is your issue age plus the number of full years elapsed since the policy date.
-------------------------------------------------------------------------------------------------------------------------------

   RIGHT TO NAME A CONTINGENT OWNER    If you are not the owner, the owner may name a contingent owner.  The owner may want to do this in case he or she dies before a death benefit is payable under this policy.
                                       Ownership of this policy would then pass to the contingent owner.  If there's no contingent owner, ownership would pass to the deceased owner's estate.
-------------------------------------------------------------------------------------------------------------------------------



                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
    THE BENEFICIARY                    The beneficiary is the person to whom we pay the proceeds upon your death.  We pay the proceeds to the primary beneficiary. If the primary beneficiary (whether or not irrevocable) has died, the proceeds ar paid to any contingent beneficiary.  If there is no surviving beneficiary, we pay the proceeds to your estate.
                                       Two or more persons may be named as primary beneficiaries or contingent beneficiaries.  In that case we will assume the proceeds are to be paid in equal shares to the surviving beneficiaries.  The owner can specify other than equal shares.
                                       The owner reserves the right to change beneficiaries unless the designation of the primary beneficiary has been made irrevocable.  If an irrevocable beneficiary has been designated, the owner and irrevocable beneficiary must act together to exercise the rights and options under this policy.
-------------------------------------------------------------------------------------------------------------------------------

   CHANGE OF OWNER OR BENEFICIARY      During your lifetime the owner can transfer ownership of this policy and change the beneficiary.  To this, the owner must send us written notice of the change in a form satisfactory to us.  The change will take effect as of the day the notice is signed.  But the change will not affect any payment made or action taken by us before receipt of the notice of the change at our Service Center.
-------------------------------------------------------------------------------------------------------------------------------

   SENDING NOTICE TO US                Any written notices or requests should be sent to our Service Center.  The address is shown on the front of this policy. Please include your name, policy number, and, if another owner has been named, the name of the owner.


MFP87


                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
                                   PREMIUM PAYMENTS
-------------------------------------------------------------------------------------------------------------------------------
   WHEN TO PAY PREMIUMS            Payment of the initial premium is required to put this policy in effect.  The amount of the initial premium is shown in Policy Schedule 1.  After that, the owner may pay additional premiums under this policy.  See Additional Premiums.
-------------------------------------------------------------------------------------------------------------------------------

   WHERE TO PAY PREMIUMS           Pay the premiums to our Service Center.  On request we'll give a RECEIPT SIGNED BY OUR
                                   TREASURER.
-------------------------------------------------------------------------------------------------------------------------------

   ADDITIONAL PREMIUMS             The owner may pay additional premiums under this policy after the end of the free look period.
                                   To make an additional premium payment, the owner must provide us with satisfactory notice at our Service Center.  This may be subject to evidence of insurability based on our underwriting rules.  See GUARANTEE OF INSURABILITY RIDER.  Unless otherwise specified by the owner.  We will send reminder notices for the planned periodic premiums. Additional premiums, other than planned periodic premiums, are subject to the restrictions shown in Policy Schedule 2.  We reserve the right to return any additional premiums that would cause this policy to fail to qualify as life insurance under applicable tax laws as interpreted by us.

                                   The amount and frequency of any planned periodic premiums elected in the initial application are shown in Policy Schedule 1. Subject to our rules the owner may change the frequency and amount of planned periodic premiums by providing us with satisfactory notice at our Service
                                   Center.  We may require satisfactory evidence of insurability before we permit the owner to increase the amount of planned periodic premiums.

                                   Unless otherwise specified by the owner, if there is any policy debt, any additional premiums paid, other than planned periodic premiums, will be used first as a loan repayment with any excess applied as an additional premium. See POLICY LOANS.

                                   As of the date we receive and accept any additional premium:
                                        -         The Variable Insurance Amount will reflect this payment.
                                        -         The deferred policy loading in the policy year of payment will increase.  Such increase will be recovered in level installments from this policy's investment base.  See Policy Schedule 3 for details.
                                        -         The fixed base will increase by the amount of the payment less any premium loading deducted before the allocation and less any deferred policy loading applicable to such payment as shown in Policy Schedule 3.

                                   As of the policy processing date on or next following the date of receipt and acceptance of the additional premium the guaranteed benefits will increase.  See HOW WE DETERMINE THE
                                   GUARANTEE PERIOD AND FACE AMOUNT.
-------------------------------------------------------------------------------------------------------------------------------


                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
    GRACE PERIOD                   After the end of the Guarantee Period, we will terminate this policy on any policy processing date if the cash surrender value on such policy processing date is negative.  This negative cash surrender value will be considered as an overdue charge as of such policy processing date.  We will not terminate this policy due to a negative cash surrender value until the end of the grace period.

                                   The grace period will end 61 days after we mail a notice that WE MAY TERMINATE THIS policy because of insufficient cash surrender value.  To avoid termination, the owner must pay us at least the grace amount shown in Policy Schedule 2.  This amount will be specified on the notice we send.  If you die during the grace period, we will pay the beneficiary the insurance benefits as described in PROCEEDS PAYABLE TO THE BENEFICIARY.
-------------------------------------------------------------------------------------------------------------------------------

   HOW TO REINSTATE THIS           If we have terminated this policy at the end of the grace period, the owner may reinstate it
   POLICY                          while you are alive if:

                                        -         The owner asks for reinstatement within three (3) years after the end of the grace period;
                                        -         We receive satisfactory evidence of your insurability; and
                                        -         The owner pays us at least the REINSTATEMENT PREMIUM shown in Policy Schedule
                                                  2.

                                   The effective date of the reinstated policy will be the policy processing date on or next following the date we approve your reinstatement application.
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
                                     HOW VARIABLE LIFE INSURANCE WORKS
-------------------------------------------------------------------------------------------------------------------------------

   THE SEPARATE ACCOUNT              The variable life insurance benefits under this policy are provided through investments we make in the separate account designated in Policy Schedule 6.  This account is kept separate from our general account and any other separate accounts we may have.  It is used to support variable life insurance policies and may be used for other purposes permitted by applicable laws and regulations.  We own the assets in the separate account. Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct.  But we may transfer to our general account assets which exceed the reserves and other liabilities of the separate account.

                                     The separate account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this policy's purposes.  The separate account is treated as a unit investment trust under Federal securities laws.  It is registered with the Securities and Exchange Commission (SEC) under the Investment Company
                                     Act of 1940.  The separate account is also governed by state laws as designated in Policy
                                     Schedule 6.

                                     Income, realized and unrealized gains or losses from assets in the separate account are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.
-------------------------------------------------------------------------------------------------------------------------------

   Investment Divisions              The separate account is divided into investment divisions.  Each investment division invests in a designated investment portfolio.  The divisions and the investment portfolios in which they invest are specified in Policy Schedule 6.  Some of the portfolios designated may be managed by a separate investment adviser.  Such adviser is registered under the Investment
                                     Advisers Act of 1940.

                                     Each investment division will be valued at the end of each valuation period.  A valuation period is each business day together with any non-business days before it.  A business day for a division is any day the New York Stock Exchange (NYSE) is open for trading, or any day in which the SEC requires that the mutual funds, unit investment trusts or other investment portfolios be valued.
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
   CHANGES WITHIN THE                We may from time to time make additional investment divisions available.  These divisions
   SEPARATE ACCOUNT                  will invest in investment portfolios we find suitable for this policy.  We also have the right to eliminate investment divisions from the separate account, to combine two or more investment divisions, or to substitute a new portfolio for the portfolio in which an investment division invests.  A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of this policy.  This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason  We would get prior approval form the insurance department of our state of domicile before making such a substitution.  We would also get prior approval from the SEC and any other required approvals before making such a substitution.

                                     Subject to any required regulatory approvals, we reserve the right to transfer assets of the separate account or of an investment division, which we determine to be associated with the class of policies to which this policy belongs, to another separate account or investment division.

                                     When permitted by law, we reserve the right to:
                                          -   deregister the separate account under the Investment Company Act of 1940;
                                          -   operate the separate account as a management company under the Investment Company
                                              Act of 1940;
                                          -   restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the separate account; and
                                          -   combine the separate account with other separate accounts.
-------------------------------------------------------------------------------------------------------------------------------

   TOTAL INVESTMENT BASE             The total investment base is the amount that this policy provides for investment AT ANY time.  It is the sum of the investment base in each of the investment divisions.  The owner selects the divisions to which to allocate the total investment base.  The maximum number of divisions to which the total investment base may be allocated at any one time is shown in
                                     Policy Schedule 2.
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
   INVESTMENT BASE IN EACH           ON THE POLICY DATE
   INVESTMENT DIVISION               On the policy date, the total investment base is allocated among the divisions AS shown in
                                     Policy Schedule 1.

                                     ON EACH SUBSEQUENT BUSINESS DAY
                                     One each subsequent business day, the investment base in each division is an amount calculated as follows:
                                     (1)  We take the investment base in the division at the end of the preceding valuation period.
                                     (2)  We multiply (1) by the division's net rate of return for the current valuation period.
                                     (3)  We add (1) and (2).
                                     (4)  We add to (3) any premiums allocated to the division during the current valuation period less any premium loading deducted before allocation as shown in Policy Schedule
                                          3.
                                     (5)  We add to (4) any loan repayments received and subtract from (4) any borrowed amounts which are allocated to the division during the current valuation period.
                                     (6)  If the business day is a policy processing date, we subtract from (5) the amounts allocated to that division for:
                                                 (a)  mortality costs;
                                                 (b)  administrative fees;
                                                 (c)  any other fees we describe in Policy Schedule 3; and
                                                 (d)  any rider charges deducted from the investment base.
                                          If a policy processing date is on a policy anniversary, we also subtract:
                                                 (e)  any annual recovery of deferred policy loading; and
                                                 (f)  any net loan cost.
                                          All amounts in (6) exceed the amount in (5), we will first calculate the cash surrender value to determine the amount of any overdue charges and then set the investment base in each division to zero.
-------------------------------------------------------------------------------------------------------------------------------

   FIXED BASE                        The fixed base on the policy date equals this policy's cash surrender value.  Thereafter, the fixed base is calculated in the same manner as the cash surrender value except that all calculations will be based on the guaranteed maximum cost of insurance rates shown in Policy
                                     Schedule 5 and the interest rate used in our computations shown in Policy Schedule 2.  The fixed base calculation does not reflect policy loans and repayments.
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
   CHARGES DEDUCTED FROM             MORTALITY COST
   INVESTMENT BASE ON EACH POLICY    We will determine the mortality cost on each policy processing date after the policy date as
   PROCESSING DATE AFTER THE         follows:
   POLICY DATE
                                     (1)  We determine the policy's net amount at risk as of the previous policy processing date, which is equal to:
                                          (a) the death benefit as of such previous policy processing date.
                                          (b) the cash surrender value as of such previous policy processing date.
                                     (2)  We adjust (1) for interest at the rate used in our computations which is shown in
                                          Policy Schedule 2 to reflect that:
                                          (a) we assume claims are paid immediately upon the death of the insured, and
                                          (b) we deduct the mortality cost at the end of a policy processing period.
                                     (3)  We divide (2) by $1,000.
                                     (4)  We determine the current cost of insurance rate per $1,000 based on the insured's sex, attained age, underwriting class and the value of (3) above.  If your underwriting class changes as a result of a change in fact amount requested by the owner of an additional premium payment, we will determine the current cost of insurance rate per
                                          $1,000 separately for increases in death benefit after the effective date of such increase.
                                     (5)  We multiply (3) by (4).
                                          In no event will (5) be grater than the amount determined by substituting the fixed base as of the previous policy processing date for the amount of cash surrender value in (1)(b) above and the guaranteed maximum cost of insurance rate per $1,000 for the current cost of insurance rate per $1,000 in (4).

                                     We may change the current cost of insurance rates per $1,000 from time to time.  Any change in the current rates will be described in Changes in Policy Cost Factors.  They will never be more than the guaranteed maximum cost of insurance rates per $1,000 shown in Policy
                                     Schedule 5.

                                     OTHER DEDUCTIONS
                                     Administrative and other fees and the annual recover of deferred policy loading are shown in
                                     Policy Schedule 3.  The annual recovery of deferred policy loading will be increased if additional premiums are paid.  See Additional Premiums.  The net loan cost of any benefits from riders is shown in Policy Schedule 3.
-------------------------------------------------------------------------------------------------------------------------------

   ALLOCATION OF ADDITIONAL          As of the date we receive and accept an additional premium payment, the increase in the
   PREMIUMS                          total investment base will be allocated among the investment divisions in accordance with instructions from the owner.  If no such instructions are received by us, allocation will be among the investment base in each division as of date we receive and accept the premium.
-------------------------------------------------------------------------------------------------------------------------------
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
   OWNER'S RIGHT IN CHANGE           The owner can change the allocation of the total investment base among the investment
   ALLOCATION OF TOTAL INVESTMENT    divisions.  The number of changes each year that we will allow is shown in Policy Schedule
   BASE                              2.  To make a change, the owner must provide us with satisfactory notice at our Service
                                     Center.  The change will take effect when we receive the notice.  Our calculations will reflect the change.
-------------------------------------------------------------------------------------------------------------------------------

   WHAT HAPPENS ON THE MATURITY      A part of the total investment base is allocated to an investment divisions that has a
   DATE OF AN INVESTMENT DIVISION    maturity date,then, unless otherwise specified by the owner, the amounts in that division as of the maturity date will be allocated to the investment division designated for that purpose in Policy Schedule 2.  We will notify the owner 30 days in advance of the maturity date.  To elect an allocation to other than the division designated in Policy Schedule 2, the owner must provide satisfactory notice to us at least 7 days prior to the maturity date.  The allocation on a maturity date will not be considered a change in the allocation of the investment base for purposes of the number of changes permitted.
-------------------------------------------------------------------------------------------------------------------------------
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
   MEASUREMENT OF INVESTMENT         The investment experience of an investment division is determined at the end of each
   EXPERIENCE                        division's valuation period.

                                     INDEX OF INVESTMENT EXPERIENCE
                                     We use an index to measure changes in each investment division's experience during a valuation period.  We se the index at $10 when the first investments in that division were made.  The index for a current valuation period equals the index for the preceding valuation period multiplied in the experience factor for the current period.

                                     HOW WE DETERMINE THE EXPOSURE FACTOR
                                     The experience factor for an investment division's valuation period reflects the investment experience of the portfolio in which the division invests as well as the charges assessed against the division.  The factor is calculated as follows:
                                     (1)  We take the net asset value as of the end of the current valuation period of the portfolio in which the division invests.
                                     (2)  We add to (1) the amount of any dividend or capital gains distribution declared during the current valuation period for the investment portfolio.  We subtract from that amount a charge for our tax, if any.
                                     (3)  We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.
                                     (4)  We subtract the daily Asset Charge shown in Policy Schedule 3 for each day in the valuation period.  This charge is to cover expense, mortality and minimum death benefit guarantee risks that we are assuming.
                                     (5)  For any division investing in unit investment trusts only, we subtract an additional charge equal to the daily Trust Charge shown in Policy Schedule 3 for each day in the valuation period.  This charge is to cover the actual costs incurred in the purchase or sale of units of the trusts.

                                     Calculations for divisions investing in the mutual fund portfolios are made on a per share basis.  Calculations for divisions investing in unit investment trusts are on a per unit basis.
-------------------------------------------------------------------------------------------------------------------------------

   NET RATE OF RETURN FOR AN         Here's how we find an investment division's net rate of return for a valuation period:
   INVESTMENT DIVISION
                                     (1)  We determine the change in the division's index from the preceding valuation period to the current valuation period.
                                     (2)  We divide this by the index for the preceding valuation period.

                                     We follow a consistent method for longer periods of time.
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
                             POLICY BENEFITS FOR THE OWNER

                             There are important rights and benefits that are available to the owner of this policy during your lifetime.  We discuss some of these rights and benefits in this section.
-------------------------------------------------------------------------------------------------------------------------------
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
     CASH VALUE BENEFITS         CASH SURRENDER VALUE
                                 The cash surrender value is determined as follows:

                                 ON THE POLICY DATE
                                 The cash surrender value equals the total investment base plus any policy debt less the deferred policy loading for the first policy year.

                                 ONE EACH SUBSEQUENT POLICY PROCESSING DATE
                                 On each subsequent policy processing date, the cash surrender value is calculated as follows:
                                 (1)  We take the total investment base.
                                 (2)  We add to (1) any policy debt as of such date.
                                 (3)  We subtract from (2) the following amounts:
                                       (a)       the deferred policy loading for the current policy year;
                                       (b)       any first year administrative fee that wold otherwise be deducted; and
                                       (c)       if a policy processing date is other than a policy anniversary, and pro-rata net loan cost since the last policy anniversary for since the policy date if during the first policy year)

                                 ON A DATE DURING A POLICY PROCESSING PERIOD
                                 On a date during a policy processing period, the cash surrender value is calculated as follows:
                                 (1)  We take the total investment base.
                                 (2)  We add to (1) any policy debt as of such date.
                                 (3)  We subtract from (2) the following amounts:
                                       (a)       the deferred policy loading for the current policy year;
                                       (b)       any first year administrative fee that would otherwise be deducted;
                                       (c)       the pro-rata mortality cost since the last policy processing ate.
                                       (d)       any other fees which would otherwise be deducted on the next policy processing date; and
                                       (e)       any pro-rata net loan cost since the last policy anniversary (or since the policy date if during the first policy year).

                                 SURRENDERING TO RECEIVE THE NET CASH SURRENDER VALUE
                                 The owner can surrender this policy at any time and receive its net cash surrender value.  The net cash surrender value may be paid in cash or under one or more income plans.  See Choosing
                                 An Income Plan.  The net cash surrender value is the cash surrender value minus any policy debt.  To surrender this policy, the owner must return it to our Service Center with a signed request for surrender in a form satisfactory to us.  The surrender will take effect on the date this policy and the request are sent to us.  The net cash surrender value will vary daily.  We will determine the net cash surrender value as of the date we receive this policy and the signed request at our Service Center.  We'll usually pay the net cash surrender value within 7 days.  But we may delay payment when we are not able to determine the amount because:
-------------------------------------------------------------------------------------------------------------------------------
                                      -  the NYSE is closed for trading; or
                                      -  the SEC determines that a state of emergency exists.
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-------------------------------------------------------------------------------------------------------------------------------
     POLICY LOANS                The owner may borrow money from us.  This policy will be the only security we require for the loan.  A loan may be taken any time this policy is in effect.  The owner may repay all or a part of the loan at any time while you are living

                                 LOAN VALUE
                                 The loan value is shown in Policy Schedule 2.  The amount of the loan may not exceed the loan value.  An existing policy debt will be deducted from a new loan.  The minimum permissible amount of any loan and repayment are shown in Policy Schedule 2.

                                 INTEREST
                                 The loan interest rate is shown in Policy Schedule 2.  Interest accrues (builds up) each day.
                                 Interest payments are due at the end of each policy year.  If interest isn't paid when due, it will be added to the amount of the loan.  The sum of all outstanding loans plus accrued interest is called the policy debt.

                                 If the policy debt exceeds the larger of the cash surrender value and the fixed base, we will terminate this policy.  We will not do this, however, until 61 days after we mail notice of our intent to terminate.  We'll notify, at their last known addresses the owner and anyone who holds this policy as collateral.

                                 EFFECT OF A LOAN
                                 A loan will be transferred out of the separate account and into our general account and a repayment will be transferred into the separate account.  A policy loan reduces the total investment base while repayment of a loan will cause an increase in the total investment base.
                                 Loans and repayments will be allocated among the investment divisions in accordance with instructions given by the owner.  The owner may change that allocation in sending satisfactory notice to us.  If no such instructions are on record, the loan or repayment will be allocated in proportion to the investment base in each division as of the date of the loan or repayment.

                                 A loan, whether or not repaid, will have a permanent effect on the cash surrender values and may have a permanent effect on the death benefits.  See How Variable Life Insurance Works.  If not repaid, the policy debt will reduce the amount of death benefit proceeds and cash value benefits.

                                 NET LOAN COST
                                 The net loan cost will be calculated as follows:
                                 (1)  We determine the policy debt as of the previous policy anniversary.
                                 (2)  We multiply (1) by the loan charge shown in Policy Schedule 3.

                                 Loans and repayments during a policy year will affect our calculations.
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
                                 WHEN WE WILL MAKE THE LOAN
                                 We'll usually loan the money within 7 days after we receive a request satisfactory to us.  But we may delay making the loan when we are not able to determine the loan value because:
                                      -  the NYSE is closed for trading; or
                                      -  the SEC determines that a state of emergency exists.

                                 If the loan is to be used to pay premiums on another variable life insurance policy offered by us, we'll make the loan immediately.
-------------------------------------------------------------------------------------------------------------------------------

    ASSIGNMENT - USING THIS      The owner can assign this policy as collateral security for a loan other obligation.  This does
    POLICY AS COLLATERAL         not change the ownership.  But the owner's rights and any beneficiary's rights are subject to
    SECURITY                     the terms of the assignment.  To make or release an assignment, we must receive written notice, satisfactory to us, at our Service Center. We're not responsible for the validity of any assignment.
-------------------------------------------------------------------------------------------------------------------------------

    RIGHT TO EXCHANGE FOR        The owner may exchange this policy for a policy with benefits that do not vary with the
    FIXED LIFE INSURANCE         investment results of a separate account.  No evidence of insurability will be required.

                                 We'll issue the new policy on your life after we receive:
                                      -  a proper written request; and
                                      -  this policy.

                                      OTHER FACTS ABOUT THE NEW POLICY
                                      The new policy owner, insured and beneficiary will be the same as those of this policy as of the date of exchange.  The new policy will have the same issue age, issue date, face amount, cash surrender value, underwriting class and benefit riders as this policy.  Any policy debt under this policy will be carried over to the new policy.



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-------------------------------------------------------------------------------------------------------------------------------
                                   INSURANCE BENEFITS
-------------------------------------------------------------------------------------------------------------------------------
   VARIABLE INSURANCE AMOUNT       The Variable Insurance Amount on the policy date equals the cash surrender value as of such date multiplied by the net single premium factor for your issue age.  Thereafter, the Variable
                                   Insurance Amount will vary daily based on the investment results and any premium payments made.  The Variable Insurance Amount will be determined as of each date as follows:
                                   (1)  We determine the cash surrender value of this policy as of such date.
                                   (2)  We multiply (1) by the net single premium factor as of such date.
                                   In no event will the Variable Insurance Amount be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.  The table of net single premium factors is shown in Policy Schedule 4.
-------------------------------------------------------------------------------------------------------------------------------

   CHANGING THE FACT AMOUNT        After the end of the first policy year, the owner may change the face amount of this policy subject to the restrictions shown in Policy Schedule 2.  To request a change in face amount, the owner must provide satisfactory notice to us.  The EFFECTIVE DATE OF CHANGE will be the next policy processing date provided we receive the notice at our Service Center at least 7 days before such policy processing date.  As of the effective date of change, the guaranteed benefits will change.  See HOW WE DETERMINE THE GUARANTEE PERIOD AND FACE AMOUNT.

                                   INCREASING THE FACE AMOUNT
                                   Satisfactory evidence of insurability may be required before we will increase the face amount of this policy.  The maximum increase in face amount is that which results in the minimum
                                   Guarantee Period for which we would then issue this policy based on your attained age.

                                   DECREASING THE FACE AMOUNT
                                   We will not allow a decrease in the face amount below the minimum face amount for which we would then issue this policy based on your attained age.  Nor will we allow a decrease in the face amount below the amount required to keep this policy qualified as life insurance under
                                   Federal income tax laws.
-------------------------------------------------------------------------------------------------------------------------------
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
   HOW WE DETERMINE THE            ON THE POLICY DATE
   GUARANTEE PERIOD AND FACE       The initial Guarantee Period and initial face amount on the policy date are shown in Policy
   AMOUNT                          Schedule 2.  The Guarantee Period and face amount are not affected by investment results nor the allocation of the total investment base among the investment divisions.  They will change as described below as a result of any additional premiums or any change in face amount requested by the owner.

                                   WHEN AN ADDITIONAL PREMIUM IS PAID
                                   The guaranteed benefits will increase as follows:
                                   (1)  We take the immediate increase in cash surrender value resulting from the additional premium.
                                   (2)  We add to (1) interest at the rate used in our computations shown in Policy Schedule 2 for the period from the date we receive and accept the additional premium to the policy processing date on or next following such date.  This is the guarantee adjustment amount.
                                   (3)  If the Guarantee Period prior to payment is less than for life:
                                        The total of the guarantee adjustment amount and the fixed base will be used to calculate a new Guarantee Period.  Any part of such total in excess of the amount required to increase the Guarantee Period to the whole of life will be applied as in (4) below.
                                   (4)  If the Guarantee Period is for life:
                                        The guarantee adjustment amount or excess amount from (3) above will be applied as a net single premium for the whole of life to increase the face amount of this policy.

                                   WHEN A CHANGE IN FACE AMOUNT IS REQUESTED
                                   As of the effective date of change, we will redetermine the Guarantee Period as follows:

                                   (1)  We take the fixed base as of such date.
                                   (2)  Based on the attained age of the insured, the new face amount of this policy and the amount in (1), we will redetermine the Guarantee Period.

                                        Our computations are based on the interest rate shown in Policy Schedule 2 and the guaranteed maximum cost of insurance rates shown in Policy Schedule 5.
-------------------------------------------------------------------------------------------------------------------------------
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
    PROCEEDS PAYABLE IN THE        We will pay the death benefit proceeds to the beneficiary upon your death.  The proceeds may
   BENEFICIARY                     be paid in cash or under one or more income plans.  See CHOOSING AN INCOME PLAN.

                                   DEATH BENEFIT PROCEEDS
                                   Death benefit proceeds are determined as follows:
                                   (1)  We determine this policy's death benefit, which is the larger of the face amount and the
                                        Variable Insurance Amount.
                                   (2)  We subtract from (1) any policy debt.
                                   (3)  We add to (2) any amounts due from riders.

                                   The values above will be those as of your date of death.  If you die during the grace period, we will pay the beneficiary the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue charges.  The death benefit will never be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.

                                   HOW TO CLAIM DEATH BENEFIT PROCEEDS

                                   The beneficiary should contact our Service Center for instructions.  We'll usually pay the proceeds within 7 days after we receive proof of your death, and any other requirements.  We may delay payment of all or part of the death benefit if we have not been able to determine this policy's cash surrender value as of the date of death because:

                                        -   the NYSE is closed for trading;
                                        -   the SEC determines that a state of emergency exists; or
                                        -   an order of the SEC permits a delay for the protection of policyowners.

                                   If a delay is necessary and death occurs prior to the end of the Guarantee Period, we may delay payment of any excess of the death benefit over the face amount.  After the Guarantee
                                   Period we may delay payment of the entire death benefit.  We will add interest to the death benefit proceeds at an annual rate of at least 4% from the date of death to the date of payment.  Interest added to death benefit proceeds will not be less than that required by any applicable law.
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
                                   CHOOSING AN INCOME PLAN

                                   The owner may choose one or more income plans for the payment of death benefit proceeds during your lifetime.  If, at the time of your death, no plan has been chosen for paying death benefit proceeds, the beneficiary may choose a plan within one year.  The owner may also elect an income plan on surrender of the policy for its net cash surrender value.  For each plan we'll issue a separate written agreement putting the plan into effect.

                                   Our approval is needed for any plan where:

                                       -   the person named to receive payment is other than the owner or beneficiary; or
                                       -   the person named is not a natural person, such as a corporation; or
                                       -   any income payment would be less than $100.
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
   THE INCOME PLAN                 There are six income plans to choose from.  They are:

                                   PLAN 1.  INCOME FOR A FIXED PERIOD
                                   Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the amount shown in the following table.  Values for annual, semi-annual or quarterly payments are available on request.

                                                                TABLE FOR INCOME FOR A FIXED PERIOD

                                                               (Payments for Each $1,000 Applied)

                                   Fixed Period                 Monthly               Fixed Period         Monthly
                                     Of Years                   Income                  Of Years           Income
                                   ------------                 -------               ------------         -------
                                         1                      $84.47                16                    $6.53
                                         2                       42.86                17                     6.23
                                         3                       28.99                18                     5.96
                                         4                       22.06                19                     5.73
                                         5                       17.91                20                     5.51
                                         6                       15.14                21                     5.32
                                         7                       13.16                22                     5.15
                                         8                       11.68                23                     4.99
                                         9                       10.53                24                     4.84
                                         10                       9.61                25                     4.71
                                         11                       8.86                26                     4.59
                                         12                       8.24                27                     4.47
                                         13                       7.71                28                     4.37
                                         14                       7.26                29                     4.27
                                         15                       6.87                30                     4.18


                                   PLAN 2.  INCOME FOR LIFE
                                   Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain.  The period certain can be 10 or 20 years.  Other periods certain are available on request.  A refund certain may be chosen instead.  Under this arrangement, income is guaranteed until payments equal the amount applied.  If the person named lives beyond the guaranteed payments, payments continue until his or her death.

                                   We guarantee each payment will be at least the amount shown in the following table.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for ages not shown are available on request.



                                    SPECIMEN

                                                          TABLES FOR INCOME FOR LIFE
                                                 (Monthly Payments for Each $1,000 Applied)

                                                               PAYMENT TO A MALE

                                   Age         10 Years Certain          20 Years Certain               Refund Certain
                                   -------     ----------------          ----------------               --------------
                                   0-10              $3.24                       $3.23                          $3.22
                                   15                 3.32                        3.31                           3.30
                                   20                 3.41                        3.40                           3.39
                                   25                 3.52                        3.51                           3.50
                                   30                 3.66                        3.64                           3.63
                                   35                 3.84                        3.81                           3.79
                                   40                 4.07                        4.00                           3.99
                                   45                 4.36                        4.23                           4.24
                                   50                 4.71                        4.50                           4.54
                                   55                 5.14                        4.79                           4.92
                                   60                 5.68                        5.10                           5.39
                                   65                 6.35                        5.38                           6.01
                                   70                 7.17                        5.60                           6.83
                                   75                 8.07                        5.72                           7.94
                                   80                 8.93                        5.75                           9.48
                                   85 & over          9.54                        5.75                            --





                                    SPECIMEN

                                                                     PAYMENTS TO A FEMALE

                                      Age              10 Years Certain             20 Years Certain            Refund Certain
                                      ---              ----------------             ----------------            --------------
                                    0-10                     $3.17                       $3.16                      $3.15
                                    15                        3.23                        3.22                       3.21
                                    20                        3.30                        3.29                       3.28
                                    25                        3.39                        3.38                       3.37
                                    30                        3.50                        3.49                       3.48
                                    35                        3.64                        3.62                       3.61
                                    40                        3.81                        3.78                       3.77
                                    45                        4.04                        3.99                       3.98
                                    50                        4.33                        4.23                       4.24
                                    55                        4.70                        4.53                       4.57
                                    60                        5.17                        4.87                       4.99
                                    65                        5.80                        5.22                       5.55
                                    70                        6.63                        5.51                       6.32
                                    75                        7.64                        5.68                       7.39
                                    80                        8.64                        5.74                       8.85
                                    85 & over                 9.33                        5.75                       ----


                               PLAN 3.  INTEREST PAYMENT
                               Amounts can be deft with us to earn interest at an annual rate of at least 3%.  Interest payments can be made annually, semi-annually, quarterly or monthly.

                               PLAN 4.  INCOME OF A FIXED AMOUNT Payments of an agreed fixed amount are made annually, semi-annually, quarterly or monthly.  The fixed amount per year must be at least $60 for each
                               $1,000 of the amount applied.  The amount applied will earn interest at an annual rate of at least
                               31%,.  Payments will continue until the amount applied and interest are fully paid.

                               PLAN 5.  JOINT LIFE INCOME

                               This plan is available if there are two persons named to receive payments.  At least one of the persons named must be either the owner or beneficiary of this policy.  Monthly payments arc made as long as at least one of the named persons is living.  We guarantee the payments will be at least the amount shown in the following table while both named persons arc alive.  When one dies, we guarantee to continue paying the other at least two-thirds of the amount shown.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for two males, two females, or for ages not shown in the table below are available on request.

                           TABLE OF JOINT LIFE INCOME
                   (Monthly Payments for Each $1,000 Applied)
                                   FEMALE AGE





                                    SPECIMEN

                                                             55         60          65        70        75
                                                        ----------------------------------------------------
                                                50        $4.55       $4.76      $4.99     $5.26      $5.56
                                                55         4.75        4.99       5.27      5.59       5.95
                                                60         4.96        5.25       5.59      5.98       6.42
                               MALE AGE         65         5.18        5.53       5.94      6.43       6.99
                                                70         5.43        5.84       6.33      6.94       7.66
                                                75         5.69        6.16       6.73      7.49       8.41


                               PLAN 6.  ANNUAL PLAN
                               An amount can be used to buy any single premium annuity we offer on the plan's effective date.
                               However, the annuity can be bought at a rate 3% less than the rate new applicants pay.  Annuities combine features of guaranteed income and payment similar to plans 2 and 5.
-------------------------------------------------------------------------------------------------------------------------------

   PAYMENTS WHEN NAMED PERSON  When the person named to receive payments dies, we will pay any amounts still due as provided by
   DIES                        the plan agreement.  The amounts still due are determined as follows:
                                      -         For plans 1, 2, or 4, any remaining guaranteed payments will be continued.  Under plan 4, any unpaid proceeds with any accrued interest may be paid in a single sum. Under plans I and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum.  This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early.  The discount interest rate is 3% for plan I and 3 1/2% for plan 2.
                                                But we will use the interest rate we used to calculate the payment for plans I and 2, if they were not based on the table in this policy.
                                      -         For plan 3, we'll pay the amount left with us and any accrued interest.
                                      -         For plan 5, no amounts are payable after both named persons have died.
                                      -         For plan 6, the annuity agreement will state the amount due, if any.
-------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
                               OTHER IMPORTANT INFORMATION

-------------------------------------------------------------------------------------------------------------------------------

   LIMITS ON OUR CONTESTING    We rely on the statements made in the applications.  Legally, they are considered representations,
   THIS POLICY                 not warranties.  We can contest the validity of this policy if any material misstatements are made in the initial application, a copy of which is attached.  We can also contest the validity of any change in face amount requested by the owner if any material misstatements are made in any application required for that change.  We can also contest any amount of death benefit which would not be payable except for the fact that an additional premium was paid if any material misstatements are made in any application required with the premium.

                               We won't contest the validity of this policy after this policy has been in effect during your lifetime for two years from the date of issue.  We won't contest any change in face amount requested by the owner after the change has been in effect during your lifetime for two years from the effective date of such change.  Nor will we contest any amount of death benefit attributable to an additional premium after it has been in effect during your lifetime for two years from the date we receive and accept such premium.

                               If this policy is reinstated, this provision will be measured from the effective date of the reinstated policy.
-------------------------------------------------------------------------------------------------------------------------------

   QUARTERLY REPORT            We will send the owner a report four (4) times a policy year within 31 days after the end of each policy quarter.  The report will show the death benefit, cash surrender value and policy debt as of the end of the policy quarter.  The report will also show the allocation of the total investment base as of such date and the amounts deducted from or added to the total investment base since the last quarterly report The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.
-------------------------------------------------------------------------------------------------------------------------------

   CHANGING THIS POLICY        This policy or any benefit riders may be changed to another plan of insurance according to our rules at the time of the change.
-------------------------------------------------------------------------------------------------------------------------------

   POLICY CHANGES -            For you and the owner to receive the tax treatment accorded to life insurance under Federal law,
   APPLICABLE TAX LAW          this policy must qualify initially and continue to qualify as life insurance under the Internal
                               Revenue Code or successor law.  Therefore, to maintain this qualification to the maximum extent permitted by law, we have reserved in this policy the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us.  Further, we reserve the right to make changes in this policy or its riders or to make distributions from the policy to the extent we deem it necessary to continue to qualify this policy as life insurance.  Any such changes will apply uniformly to all policies that are affected.  The owner will be given advance written notice of such changes.
-------------------------------------------------------------------------------------------------------------------------------



                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
    ERROR IN AGE OR SEX        If an age or sex as stated in the application is wrong, it could mean the face amount or any other policy benefit is wrong. Therefore, amounts payable under this policy or its riders will be what the premiums paid would have bought for the Guarantee Period at the true age or sex.
-------------------------------------------------------------------------------------------------------------------------------

   SUICIDE                     If you commit suicide within two years from the date of issue, while sane or insane, the death benefit will be limited to the amount of the premiums paid.

                               If you commit suicide, while sane or insane, within two years of the effective date of any increase in face amount requested by the owner, any amount of death benefit which would not be payable except for the fact that the face amount was increased will be limited to the amount of mortality cost deductions made for such increase.

                               If you commit suicide, while sane or insane, within two years of any date we receive and accept an additional premium, any amount of death benefit which would not be payable except for the fact that the additional premium was paid will be limited to the amount of such payment.

                               The death benefit we will pay will be reduced by any policy debt.
-------------------------------------------------------------------------------------------------------------------------------

   CLAIMS OF CREDITORS         The proceeds of this policy will be free from creditors' claims to the extent allowed by law.

-------------------------------------------------------------------------------------------------------------------------------

   NON-PARTICIPATING           This policy does not participate in the divisible surplus of Merrill Lynch.

-------------------------------------------------------------------------------------------------------------------------------

   AUTHORITY TO MAKE           All agreements made by us must be signed by our president or a vice president and by our secretary
   AGREEMENTS                  or an assistant secretary.  No other person, including an insurance agent or broker, can:
                                      -         change any of this policy's terms;
                                      -         extend the time for paying premiums; or
                                      -         make any agreement binding on us.
-------------------------------------------------------------------------------------------------------------------------------

   CHANGES IN POLICY COST      Changes in policy cost factors (expense charges, current cost of insurance rates, loan charges)
   FACTORS                     will be by class and based upon changes in future expectations for such elements as: mortality, persistency, expenses and taxes.  Any change in policy cost factors will be determined in accordance with procedures and standards on file, if required, with the insurance supervisory official of the jurisdiction in which this policy is delivered.
-------------------------------------------------------------------------------------------------------------------------------

   MATURITY DATE OF THIS       On the maturity date of this policy shown in Policy Schedule 2, we will pay the owner the net cash
   POLICY                      surrender value if the insured is then living.  The net cash surrender value may be paid in cash or under one or more income plans.  See Choosing An Income Plan.

-------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
   REQUIRED NOTE ON OUR        Our computations of reserves, cash surrender values, fixed base and the maximum mortality costs
   COMPUTATIONS                are based on the mortality table and interest at the rate shown in Policy Schedule 2.  In calculating the maximum mortality costs, we use the insured's attained age, sex and underwriting class.  When making our computations, we assume that death claims are paid immediately.  Mortality and expense risks of Merrill Lynch shall not adversely affect the dollar amount of insurance benefits or cash surrender values.

                               We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where the policy is delivered.  All policy values equal or exceed those required by the law of that state or jurisdiction.  Any benefit provided by an attached rider will not increase these values unless stated in that rider.





                                    SPECIMEN

-------------------------------------------------------------------------------------------------------------------------------
      MODIFIED FLEXIBLE PREMIUM     Variable life insurance payable upon death of insured.  Death benefit subject to
      VARIABLE LIFE INSURANCE       guaranteed minimum during Guarantee Period. Guaranteed minimum is policy's face amount.
      POLICY                        Flexible premiums. Non-participating.  Investment results reflected in policy benefits.


MFP87(NY)





                                    SPECIMEN